Exhibit 21
Subsidiaries of A. Schulman, Inc.

Jurisdiction
Name	of Incorporation/Organization

A. Schulman Plastics, BVBA(11)	Belgium
A. Schulman, S.A.S.(3)	France
A. Schulman Plastics, S.A.S.(3)	France
A. Schulman GmbH(10)	Germany
A. Schulman, Inc., Limited(3)	United Kingdom
A. Schulman Canada Ltd.	Ontario, Canada
A. Schulman AG(2)	Switzerland
ASI Investments Holding Co.	Delaware
ASI Akron Land Co.	Delaware
A. Schulman International, Inc.	Delaware
A. Schulman de Mexico, S.A. de C.V.(4)	Mexico
ASI Employment, S.A. de C.V.(4)	Mexico
AS Mex Hold, S.A. de C.V.(5)	Mexico
A. Schulman Polska Sp. z o.0.(6)	Poland
A. Schulman Plastics SpA(2)	Italy
A. Schulman International Services BVBA(2)	Belgium
A. Schulman Hungary Kft.(6)	Hungary
PT A. Schulman Plastics, Indonesia(7)	Indonesia
The Sunprene Company(8)	Ohio
A. Schulman Plastics S.L.(1)	Spain
A. Schulman Europe & Co. KG (3)	Germany
A. Schulman Plastics (Dongguan) Ltd.(1)	China
A. Schulman Italia S.p.A.(2)	Italy
A. Schulman S.ár.l et Cie SCS(12)	Luxembourg
A. Schulman S.ár.l	Luxembourg
A. Schulman Holdings S.ár.l(9)	Luxembourg
A. Schulman Invision, Inc.	Delaware
DeltaPlast AB (2)	Sweden
DeltaPlast BVBA (2)	Belgium
A. Schulman Plastik Sanayi Ve Tic A.S. (2)	Turkey
A. Schulman Holdings S.A.S. (2)	France
A. Schulman Europe Verwaltungs GmbH (3)	Germany
A. Schulman.s.r.o. (2)	Slovakia
DeltaPlast GmbH (2)	Germany
Bayshore Industrial, L.P. (18)	Texas
Courtenay Polymers Pty Ltd. (27)	Australia
ICO (UK) Limited (23)	U.K.
ICO Europe B.V. (23)	The Netherlands
ICO Global Services, Inc. (16)	Delaware
ICO Holdings Australia Pty Limited (22)	Australia
ICO Holdings New Zealand Limited (22)	New Zealand
ICO Holland B.V. (24)	The Netherlands
ICO P&O, Inc. (13)	Delaware
ICO Polymers do Brasil Ltda. (30)	Brazil

Jurisdiction
Name	of Incorporation/Organization

ICO Polymers France S.A.S. (23)	France
ICO Polymers Italy S.r.l. (23)	Italy
ICO Polymers North America, Inc. (20)	New Jersey
ICO-Schulman, LLC	Texas
ICO Technology, Inc. (19)	Delaware
J.R. Courtenay (N.Z.) Limited (25)	New Zealand
ICO Polymers (Malaysia) Sdn. Bhd.(26)	Malaysia
Soreco S.A.S. (24)	France
Wedco Technology, Inc. (19)	New Jersey
ICO Polymers Middle East LLC (31)	Dubai, U.A.E.
A. Schulman Plastics India Private Limited (14)	India
The Innovation Company, S.A. de C.V. (17)	Mexico
Worldwide GP LLC (17)	Delaware
Worldwide LP LLC (17)	Delaware
Bayshore Industrial GP LLC (17)	Delaware
Bayshore Industrial LP LLC (17)	Delaware
ICO Polymers, Inc. (17)	Delaware
Bayshore RE Holdings, Inc.(19)	Delaware
China RE Holdings, Inc. (19)	Delaware
ICO Europe C.V. (21)	The Netherlands
ICO Petrochemical Cayman Islands (22)	Cayman Islands
ICO Holdings LLC (19)	Texas
ICO Polymers Hellas Ltd (24)	Greece
ICO Polymers Cayman Islands (29)	Cayman Islands
ICO Australia RE Holdings Pty. Ltd. (28)	Australia

(1)	Owned by A. Schulman Europe & Co. KG

(2)	Owned by A. Schulman Plastics, BVBA

(3)	Owned by A. Schulman Holdings S.A.S.

(4)	Owned by AS MexHold, S.A. de C.V.

(5)	Owned by A. Schulman International, Inc.

(6)	Owned by A. Schulman GmbH

(7)	65% owned (in joint venture) by A. Schulman International, Inc.

(8)	70% owned (in partnership) by ASI Investments Holding Co.

(9)	Owned by A. Schulman S.ár.l et cie SCS

(10)	Owned 90% by A. Schulman Europe & Co. KG and 10% by A. Schulman, Inc.

(11)	Owned by A. Schulman Holdings S.ár.l

(12)	99% owned by A. Schulman, Inc. and 1% owned by A. Schulman S.ár.l

(13)	Owned by ICO-Schulman, LLC.

(14)	Owned 99.99% by A. Schulman Plastics BVBA and 0.01% by A. Schulman Holdings S.ar.l

(15)	Owned 99% by A. Schulman Holdings S.A.S. and 1% by A Schulman Europe Verwaltungs GmbH

(16)	Owned by ICO P&O, Inc.

(17)	Owned by ICO Global Services, Inc.

(18)	Owned 99.99% by Bayshore Industrial GP LLC and 0.01% by Bayshore Industrial LP LLC

(19)	Owned by ICO Polymers, Inc.

(20)	Owned by Wedco Technology, Inc.

(21)	Owned 99% by ICO Polymers, Inc. and 1% ICO Holdings LLC

(22)	Owned by ICO Technology, Inc.

(23)	Owned by ICO Europe B.V.

(24)	Owned by ICO Polymers France S.A.S.

(25)	Owned by ICO Holdings New Zealand Limited

(26)	Owned by J.R. Courtney (N.Z.) Limited

(27)	Owned by ICO Holdings Australia Pty. Ltd.

(28)	Owned by Courtenay Polymers Pty. Limited

(29)	Owned by ICO Petrochemical Cayman Islands

(30)	Owned 99.99% by ICO Petrochemical Cayman Islands and 0.01% by ICO Polymers Cayman Islands

(31)	49% owned (in partnership) by ICO Polymers Cayman Islands